Exhibit 19 IDEX CORPORATION INSIDER TRADING POLICY I. Purpose The purpose of this Insider Trading Policy (the “Policy”) is to inform you of your responsibilities with respect to material nonpublic information that you may come into possession of related to IDEX Corporation (“IDEX,” or the “Company”) or other material nonpublic information you may come into possession of in the course of your employment or service to the Company regarding other companies, and to make clear to you the procedures you must follow with respect to transactions in the Company’s securities, including its common stock, equity awards (including options to purchase common stock, restricted stock units, restricted stock awards, performance stock units, or other equity grants), preferred stock, bonds and other debt securities, convertible debentures, warrants and any other types of securities the Company may issue, as well as derivative securities not issued by the Company such as exchange-traded put or call options or swaps relating to securities of the Company (collectively referred to in this Policy as “Company Securities”). The purchase or sale of securities while in the possession of material nonpublic information, or the disclosure to others of material nonpublic information who then trade on that information, is prohibited by federal and state securities laws. Insider trading violations are serious matters that are pursued vigorously, and the personal consequences to you for illegal insider trading are significant and can include possible jail sentences, civil penalties, and disciplinary action by the Company, including dismissal. II. Applicability of Policy This Policy applies to the following persons (each a “Covered Individual”): A. all members of the Board of Directors of the Company; B. all officers and employees of the Company; C. consultants, representatives, and independent contractors of the Company who have access to material nonpublic information; D. family members of any persons subject to this Policy (for purposes of this Policy, a “family member” includes any family member who resides with a person subject to this Policy (including a person’s spouse, parents, children (even while temporarily away at college), siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law) and anyone else (other than domestic employees) who shares such person’s home); E. trusts, partnerships or other entities whose securities are deemed beneficially owned by the persons in (A), (B), and (C), or for which the persons in (A), (B), and (C) serve as trustee or in a similar fiduciary capacity; and

F. any other person or entity over whom the persons in (A), (B), and (C) exercise substantial influence or control over such person’s securities trading decisions (all persons and entities referred to in these clauses (D), (E), and (F) are collectively referred to as “Related Persons”). III. General Statement of Policy Except as expressly provided in this Policy, Covered Individuals may not, directly or indirectly: A. trade in Company Securities (including giving gifts or making charitable donations of Company Securities), if such Covered Individual is in possession of material nonpublic information (unless such trade is a Permitted Transaction, as defined below in Section V); B. provide material nonpublic information about the Company (“tip”) to other persons who may trade on the basis of that information; C. disclose material nonpublic information to persons within the Company whose duties do not require them to have that information or to persons outside of the Company including Related Persons, business associates, or investors unless the disclosure is made in accordance with Company policies and with appropriate confidentiality protections; D. give trading advice of any kind about the Company to anyone, whether or not you are aware of material nonpublic information about the Company; E. trade in the securities of any other company if, in the course of working for the Company, you learn of material nonpublic information about that other company or “tip” other persons who may trade on the basis of that information regarding such other company; or F. assist anyone to engage in any of the above activities. The General Counsel of the Company will administer this Policy and may designate another attorney in the Company’s Legal Department to perform his or her functions hereunder, and, in the case of proposed transactions by the General Counsel, the functions of the General Counsel hereunder will be performed by the Company’s Chief Financial Officer. All determinations and interpretations made by such persons will be final and not subject to further review. There are no exceptions to this Policy, except for the Permitted Transactions specifically noted in Section V below. Transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expense) are not excepted from this Policy. Similarly, the federal securities laws do not recognize mitigating circumstances. The Company will not trade in Company Securities in violation of applicable securities laws or stock exchange listing standards.

IV. Definition of “material nonpublic information” The U.S. securities laws prohibit insider trading and “tipping” based on material nonpublic information. In general, information should be regarded as “material” if (i) a reasonable investor would consider the information important as part of the total mix of available information in making a decision to buy, hold or sell a security, or (ii) the information, if made public, would likely affect the market price of the security. It is important to keep in mind that material information can be any kind of information and may be different for different companies. Information that something is likely to happen, or even just that it may happen, can be considered material. Material information can be positive or negative. Materiality is based on an assessment of all the facts and circumstances, and while it is not possible to define all categories of material information, some examples of categories of information that would generally be regarded as material are: A. significant corporate events, such as a pending or proposed significant acquisition or disposition; B. financial or performance results or estimates, or changes to previously released results or estimates; C. significant personnel changes; D. significant developments involving business relationships with key customers, suppliers, or other business partners; E. plans to launch new products or other market initiatives of a significant nature; F. changes in dividend policy; G. establishment of a repurchase program for Company Securities; H. planned stock splits; I. new equity or debt offerings; J. significant litigation or regulatory exposure; K. extraordinary borrowing or other significant financial transactions out of the ordinary course; L. significant data breaches or other significant cybersecurity events; M. a change in auditors or auditor notification that the Company may no longer rely on an audit report; or N. any other events or factors that would cause the Company’s financial results to be substantially different from analyst estimates.

Please note that this list is illustrative and not exhaustive. If you have questions as to the materiality of information, you should contact the Company’s General Counsel. Information is considered to be “nonpublic” unless it has been fully disclosed to the public, which means that the information must be publicly disseminated and sufficient time must have passed for the securities markets to digest the information. “Full disclosure” or “fully disclosed” to the public generally means a press release followed by publication in the print media or release to national wire services or a public filing with securities regulatory authorities. A speech to an audience, a television or radio appearance, or an article in an obscure magazine does not qualify as full disclosure. It is important to note that information is not necessarily public merely because it has been discussed in the press. Even after the Company has released information to the press or the information has been reported, at least one full Trading Day must elapse before you trade in Company Securities. You may not attempt to “beat the market” by trading simultaneously with, or shortly after, the official release of material information. For purposes of this Policy, a “Trading Day” means any day on which the New York Stock Exchange is open for trading. For example, if the Company issues a press release containing material information after the market closes on a Tuesday, and the New York Stock Exchange is open for trading on Wednesday, persons subject to this Policy may not trade in Company Securities until Thursday. If the Company issues a press release containing material information before the market opens on a Tuesday (when the New York Stock Exchange is open for trading that Tuesday), persons subject to this Policy may not trade in Company Securities until Wednesday. “Material nonpublic information” is, thus, information that is considered “material” (as defined above), and “nonpublic” (as defined above). V. Permitted Transactions The trading restrictions in this Policy do not apply in the following cases, except as specifically noted (the “Permitted Transactions”): A. Employee Stock Purchase Plan. The trading restrictions in this Policy do not apply to purchases of Company Securities in the employee stock purchase plan (the “ESPP”) resulting from periodic payroll contributions to the ESPP under an election made at the time of enrollment in the ESPP. The trading restrictions also do not apply to purchases of Company Securities resulting from lump sum contributions to the ESPP, provided that you elected to participate by lump sum payment at the beginning of the applicable enrollment period. The trading restrictions in this Policy do apply, however, to (i) an election to participate in the ESPP during any enrollment period, (ii) changes in payroll contributions, and (iii) sales of Company Securities purchased under the ESPP.

B. Stock Option Plan. The trading restrictions in this Policy do not apply to exercises of stock options where no Company Securities are sold in the market to fund the option exercise price or related taxes (i.e., a net exercise or where cash is paid to exercise the option) or to the exercise of a tax withholding right pursuant to which you have elected to have the Company withhold shares subject to an option to satisfy tax withholding requirements. The trading restrictions in this Policy do apply, however, to sales of Company Securities received upon the exercise of options in which the proceeds are used to fund the option exercise price (i.e., a cashless exercise of options) or related taxes. C. Equity Awards. The trading restrictions in this Policy do not apply to the vesting of equity awards (including restricted stock units, restricted stock awards, performance stock units, or other equity grants) or the exercise of a tax withholding right pursuant to which you have elected to have the Company withhold shares of stock to satisfy tax withholding requirements upon the vesting of any such equity awards. The trading restrictions in this Policy do apply, however, to any market sale of such Company Securities. D. Rule 10b5-1 Trading Plans. You may trade in Company Securities regardless of your awareness of material nonpublic information if the transaction is made pursuant to a pre- arranged written trading plan that was entered into when you were not in possession of material nonpublic information and that complies with the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934 (the “Exchange Act” and such plan, a “Trading Plan”). You must submit a Trading Plan to the Company’s General Counsel for approval at least three business days prior to the planned entry into the Trading Plan or any proposed amendment thereof. You may not enter into a Trading Plan during a black-out period (described below). Once the Trading Plan is adopted, you must not exercise any subsequent influence over the amount of securities to be traded, the price at which they are to be traded or the date of the trade. You must obtain pre-approval from the General Counsel to terminate or modify a Trading Plan. Trades made pursuant to a Trading Plan by executive officers and directors must be reported to the General Counsel on the date of any such transaction. More information concerning Trading Plans is available from the General Counsel. VI. Prohibited Transactions Due to the heightened legal risk associated with the following transactions, you may not engage in the following, except as specifically noted: A. Hedging Transactions. All persons covered by this Policy are prohibited from engaging in any transaction in which the person continues to own Company Securities but without the full risks and rewards of ownership, which may lead to the perception that the person does not have the same objectives as the Company’s other shareholders (“hedging”). For this purpose, “hedging” includes “short-sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), “put” and “call” options and other derivative instruments on Company Securities (publicly available rights to sell or buy securities within a certain period of time at a specified price or the like, including prepaid variable forward contracts, equity swaps, collars, and exchange funds), and other transactions designed to minimize the risk inherent in owning Company Securities, such as zero-cost collars and forward sales contracts.

B. Margin Accounts and Pledges of Securities. Securities held in a margin account as collateral for a margin loan may be sold by the broker without the Covered Individual’s consent. Securities pledged as collateral for a loan may be foreclosed upon if the Covered Individual defaults on the loan. Because a margin sale or loan foreclosure may occur at a time when a Covered Individual is aware of material nonpublic information or otherwise prohibited from trading in Company Securities, Covered Individuals may not hold Company Securities in a margin account or pledge them as collateral for a loan. VII. Additional Specific Requirements A. Special Black-out Periods. “Black-out periods” will be established by the General Counsel when there have been important developments at the Company which have not been fully disclosed to the public. Except for the Permitted Transactions described above, no person covered by the Policy and identified by the General Counsel as subject to a black-out period may trade in Company Securities during the black-out period. Also, any Covered Individual, whether or not subject to a black-out period, may not disclose to any other person that a black-out period has been designated. B. Open Trading Windows. Except for the Permitted Transactions described above, Section 16 Insiders, Pre-Approval Insiders and Designated Insiders (each as defined below) as well as their respective Related Persons, may not trade in Company Securities unless (a) a black- out period is not then in effect, (b) such person or entity is not in possession of material nonpublic information and (c) an open trading window is in effect. The open trading window: 1. opens after one full Trading Day has elapsed following the release of quarterly or annual operating results, and 2. closes at the close of trading on the last business day of the second month of the quarter. 3. Illustration: If the Company releases its quarterly earnings before the market opens on Thursday, July 18, the window would open for trading on Friday, July 19 and would shut at the market close on the last business day of August. The above description of the open trading window requires that any such release or report issued by the Company has adequately disclosed all important corporate developments and that no new major undisclosed developments occur during the period in which the trading window is open. In addition, the General Counsel may “shut the window” at any time. “Section 16 Insiders” are all members of the Board of Directors of the Company and all officers of the Company for purposes of Section 16 of the Exchange Act. “Pre-Approval Insiders” are those employees who have been designated as such by the General Counsel, and “Designated Insiders” include employees who meet certain criteria established by the General Counsel, but who are not otherwise a Section 16 Insider or a Pre-Approval Insider. The General Counsel will notify you if you have been designated as a Pre-Approval Insider, and the General Counsel or Director of Total Rewards will notify you if you are considered a Designated Insider. If you are uncertain if you are a Section 16 Insider, a Pre-Approval Insider, or a Designated Insider, contact the General Counsel.

C. Mandatory Pre-Approval Procedure for Section 16 Insiders and Pre-Approval Insiders. In addition to the requirements of Section VII(B), notwithstanding anything to the contrary in this Policy, Section 16 Insiders and Pre-Approval Insiders, as well as their Related Persons, may not trade in Company Securities (including giving gifts or making charitable donations of Company Securities) unless such person or entity has obtained pre-approval of the transaction from the General Counsel or a lawyer designated by the General Counsel. A request for pre-approval should be submitted to the General Counsel, or a lawyer designated by the General Counsel, at least one business day in advance of the proposed transaction. The General Counsel or the lawyer designated by the General Counsel, as the case may be, will then determine whether the transaction may proceed and will promptly notify you of his or her determination. A transaction subject to pre-clearance is valid for five business days. If you become aware of material nonpublic information before the trade is executed, the pre-clearance is void and the trade must not be completed. If the transaction order is not placed within that period of five business days, pre- clearance of the transaction must be re-requested. If pre-clearance is denied, the fact of such denial must be kept confidential and you should not inform any other person of the restriction. D. Section 16 Compliance. Section 16 Insiders must also comply with Section 16 of the Exchange Act and related rules and regulations, which set forth reporting obligations as well as limitations on “short swing” transactions, in addition to the Company’s Section 16 Policy. VIII. Post-Termination Transactions The Policy continues to apply to transactions in Company Securities or securities of other companies about which you have come into possession of material nonpublic information in the course of your employment or service to the Company even after your employment or service with the Company has terminated. If you are in possession of material nonpublic information when your employment or service terminates, you may not trade in Company Securities or securities of the other company until that information has become public or is no longer material. The pre- approval procedures specified in Section VII(C) above, however, will cease to apply to transactions in Company Securities at the beginning of the first full open trading window following the termination of service. Please note that certain legal requirements may also continue to apply to your transactions in Company Securities following your termination of employment or service, including under Section 16 of the Exchange Act and Rule 144 under the Securities Act of 1933 (or rules promulgated thereunder). IX. Individual Responsibility You are responsible for making sure that you comply with this Policy and that each of your Related Persons also comply with the Policy. Accordingly, you should make all Related Persons aware of the need to confer with you before they trade in Company Securities and you should treat all such transactions for the purposes of this Policy as if the transactions were for your own account. In all cases, the responsibility for determining whether a Covered Individual is in possession of material nonpublic information rests with the Covered Individual, and no action or inaction on the part of the Company, the General Counsel or any other employee or director will insulate such Covered Individual from liability under applicable securities laws. Covered Individuals could be subject to severe legal penalties as well as disciplinary action by the Company for any conduct prohibited by this Policy or applicable securities laws.

X. Reporting Violations and Questions A. Reporting Violations. You should refer suspected violations of this Policy to the General Counsel. In addition, if you: (A) receive material nonpublic information that you are not authorized to receive or that you do not legitimately need to know to perform your employment responsibilities, or (B) receive confidential information and are unsure if it is within the definition of material nonpublic information or whether its release might be contrary to a fiduciary or other duty or obligation, you should not share it with anyone. To seek advice about what to do under those circumstances, you should contact the General Counsel. B. Questions. Any person who has a question about the Policy or its application to any proposed transaction may obtain additional information from the General Counsel, who can be reached by e-mail at [email].